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                                                                     EXHIBIT 5.1



                                                      June 27, 2006




Voxware, Inc.
168 Franklin Corner Road
Lawrenceville, NJ 08648

         Re:      2003 Stock Incentive Plan, as amended

Ladies and Gentlemen:

We have acted as counsel to Voxware, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offering and sale of up to 150,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Shares") issuable under the Company's 2003 Stock Incentive Plan, as amended (the "Plan").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares to be originally issued to participants under the Plan have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation
Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the SEC thereunder.

                                                 Very truly yours,

                                                 /s/ Morgan, Lewis & Bockius LLP